Exhibit 99.2

FIRST AMENDMENT TO VACANT LAND/LOT PURCHASE CONTRACT BY AND BETWEEN AZ2CAL ENTERPRISES, LLC AND GILBERT PROPERTY MANAGEMENT, LLC This FIRST AMENDMENT TO VACANT LAND/LOT PURCHASE CONTRACT BY AND BETWEEN AZ2CAL ENTERPRISES, LLC AND GILBERT PROPERTY MANAGEMENT, LLC (this “Amendment”) is entered into effective as of May 14, 2021, by and between AZ2CAL Enterprises, LLC (“Buyer”) and Gilbert Property Management, LLC (“Seller”). RECITALS A. Buyer and Seller have previously executed that certain Vacant Land/Lot Purchase Contract dated April 15, 2021 (the “Purchase Contract”), Escrow file number C219466. B. Buyer and Seller have agreed to amend the Purchase Contract in accordance with the terms of this Amendment. AGREEMENT NOW, THEREFORE, in consideration of the promises and covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows : 1. Pursuant to lines 331 through 334 of the Purchase Contract, the parties agree that there shall be a credit toward the Purchase Price in the amount of three thousand five hundred dollars ($3,500.00) at Close of Escrow. 2. There shall be an additional credit toward the Purchase Price in the amount of $64.50 for each day remaining in the month of May at COE. 3. All terms not amended herein shall remain in full force and effect. IN WITNESS WHEREOF, This Amendment has been executed as of the day and year first written above. SELLER: Gilbert Property Management, LLC By : Date: Bryan McLaren, Authorized Agent BUYER: AZ2CAL Enterprises, LLC By: Date: Robin Wood, Member 05 / 14 / 2021 Doc ID: cec4454741c21de7e0f4c7b4011d1d041acb1c77 May 17, 2021